EXHIBIT 4.1

BIOANALYTICAL SYSTEMS, INC.
2008 STOCK OPTION PLAN

1.
Establishment/Plan Purpose. Bioanalytical Systems, Inc., an Indiana corporation, hereby establishes an equity-based incentive compensation plan to be known as the Bioanalytical Systems, Inc. 2008 Stock Option Plan ("Plan") and to be effective as of the Effective Date provided for herein. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates.

2.	Definitions/Rules of Construction.

a. The following definitions are applicable to the Plan:

"Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Code Sections 424(e) and (f), respectively.

"Award" means the grant by the Committee of Incentive Stock Options or Non-Qualified Stock Options or any combination thereof, as provided in the Plan.

"Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

"Board" means the Board of Directors of the Company.

"Cause" means (a) a Participant’s dishonesty, fraud or misconduct with respect to the business or affairs of the Company or any Affiliate which materially and adversely affects the operations or reputation of the Company or any Affiliate (monetarily or otherwise); (b) a Participant’s conviction of a felony crime or a crime involving moral turpitude or entry of a plea of nolo contendre thereof; or (c) a Participant’s violation of the Company’s Code of Conduct.

"Change in Control" means the occurrence of any one of the following events:

i. any Person, other than an Existing Substantial Shareholder, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities (assuming conversion of all outstanding non-voting securities into voting securities and the exercise of all outstanding options or other convertible securities);

ii. the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

iii. the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation (other than with an Existing Substantial Shareholder or any of its affiliates), other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, a majority of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities; or

iv. the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity controlled by an Existing Substantial Shareholder or any of its affiliates, or to an entity a majority of the combined voting power of the voting securities of which is owned by substantially all of the shareholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

"Code" means the Internal Revenue Code of 1986, as amended, and its implementing regulations.

"Committee" means the Compensation Committee of the Board of Directors.

"Company" means Bioanalytical Systems, Inc., an Indiana corporation.

"Director" means any individual who is a member of the Board.

"Disability" means that a Participant meets one of the following requirements: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

"Effective Date" means the date that the Plan becomes effective as provided in Section 18.

"Employee" means any person, including an officer or Director, who is employed by the Company or any Affiliate.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

"Existing Substantial Shareholder" means any Person that alone or together with its affiliates is the Beneficial Owner of more than 15% of the Outstanding Common Stock as of the Effective Date.

"Fair Market Value" means, with respect to a Share as of a particular date, the per share closing price for the Shares on the trading day immediately before such date, as reported by the principal exchange or market over which the Shares are then listed or regularly traded. If the price of a Share is not so reported, Fair Market Value shall be determined, in good faith, by the Committee in accordance with such procedures as the Committee shall from time to time prescribe.

"Incentive Stock Option" means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is intended to qualify under Code Section 422.

"Non-Qualified Stock Option" means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Code Section 422.

"Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

"Participant" means any individual selected by the Committee to receive an Award.

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any subsidiary of the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by substantially all of the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

"Plan" means this Bioanalytical Systems, Inc. 2008 Stock Option Plan.

"Retirement" means, in the case of an Employee, a Separation from Service for reasons other than Cause on or after the date on which the Employee attains age 60.

"Rule 16b-3" means Rule 16b-3 under the Exchange Act and any future rule or regulation amending, supplementing, or superseding such rule.

"Section 16 Person" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions that involve equity securities of the Company.

"Securities Act" means the Securities Act of 1933, as amended.

"Separation from Service" or "Separates from Service" shall mean death, Disability, Retirement, or other termination of employment with the Company.

"Shares" means the common shares of the Company.

"10% Shareholder" has the meaning set forth in Section 9.

b. The following rules shall govern in the interpretation of the Plan:

i. Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all Award Agreements shall be interpreted in accordance with and governed by the internal laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles, or rules.

ii. The Plan and all Awards are intended to comply with an exemption from the requirements of Code Section 409A.

iii. Any reference herein to a provision of law, regulation, or rule shall be deemed to include a reference to the successor of such law, regulation, or rule.

iv. To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

v. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

vi. The grant of Awards and issuance of Shares hereunder shall be subject to all applicable statutes, laws, rules, and regulations and to such approvals and requirements as may be required from time to time by any governmental authority or securities exchange or market on which the Shares are then listed or traded.

vii. The descriptive headings and sections of the Plan are provided for convenience of reference only and shall not serve as a basis for interpretation of the Plan.

3. Administration.

a. The Committee. The Committee shall administer the Plan and, subject to the provisions of the Plan and applicable law, may exercise its discretion in performing its administrative duties. The Committee shall consist of not fewer than three (3) Directors, and Committee action shall require the affirmative vote of a majority of its members. The members of the Committee shall be appointed by, and shall serve at the pleasure of, the Board. It is intended that the Committee be composed solely of Directors who both are non-employee directors under Rule 16b-3 and "independent" as defined by the requirements of any stock exchange or quotation system on which the Company's common stock is listed or quoted. Failure of the Committee to be so composed shall not result in the cancellation, termination, expiration, or lapse of any Award.

b. Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of the Plan, the Committee shall have full power and discretion to: select the Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan, all Award Agreements, and any other agreements or instruments entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent that such terms and conditions are within the discretion of the Committee. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. Each Award shall be evidenced by a written Award Agreement between the Company and the Participant and shall contain such terms and conditions as may be established by the Committee consistent with the provisions of the Plan. Notwithstanding the preceding provisions, the Committee shall not have any authority to take any action that would cause an Option to become subject to Code Section 409A. Except as limited by applicable law or the Plan, the Committee may use its discretion to the maximum extent that it deems appropriate in administering the Plan.

c. Delegation by the Committee. The Committee may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, the Committee may not delegate its authority and powers (i) with respect to grants to Section 16 Persons, or (ii) in a way that would jeopardize the Plan' s satisfaction of Rule 16b-3.

d. Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to this Section shall be final, conclusive, and binding on all persons, including the Company and Participants.

4. Participants. Only those persons who are Employees or Directors of the Company shall be eligible to participate in the Plan. The Committee shall determine from time to time the particular Employees or Directors of the Company who shall be eligible to participate in the Plan and the extent of their participation therein.

5. Shares Subject to Plan, Limitations on Grants and Exercise Price. Subject to adjustment by the operation of Section 11 hereof:

a. The maximum number of Shares that may be issued with respect to Awards made under the Plan is 500,000 Shares. In the event any outstanding Option under the Plan expires or is terminated for any reason prior to the end of the period during which Options may be granted, the shares allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

b. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Any Award that expires, terminates or is surrendered for cancellation may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred. Any option issued under the Plan surrendered in order to effect exercise of another option in accordance with Paragraph 7 (c) below shall be deemed to be an exercised option and will not be available for future option grants under this Plan.

c. The Exercise Price for any Award made under the Plan may not be less than the Fair Market Value of the Shares as of the date of the award.

d. No Participant may be granted Incentive Stock Options under this Plan that would result in Shares with an aggregate Fair Market Value (determined as of the date the Option is granted) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year. To the extent that a purported Incentive Stock Option would violate the limitation specified in the preceding sentence, the portion of the Option in excess of such limitation shall be deemed a Non-Qualified Stock Option.

e. Notwithstanding the preceding provisions, if the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees or Directors on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and the requirements of Code Section 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred (100%) of the Fair Market Value of the Shares to which the Options relate determined as of the dates of grant. In carrying out the provisions of this Section, the Committee shall apply the principles contained in Section 11.

6. General Terms and Conditions of Options.  The Committee will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (a) the Exercise Price, (b) the number of Shares subject to the Option, (c) the expiration date of the Option, (d) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (e) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (f) the conditions, if any, under which a Participant may transfer or assign Options, and (g) any other terms and conditions as the Committee, in its sole discretion, may determine. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

7. Exercise of Options. Subject to the provisions of the Plan and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time prior to the termination of the Option, by giving written notice to the Company of exercise on a form provided by the Committee (if available). Such notice shall specify the number of Shares subject to the Option to be purchased and shall be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the Committee or the applicable the Award Agreement, payment in full or in part may also be made by:

a. Delivering Shares already owned by the Participant for more than six (6) months and having a total Fair Market Value on the date of such delivery equal to the total Exercise Price;

b. The certification of ownership of Shares owned by the Participant to the satisfaction of the Committee for later delivery to the Company as specified by the Committee;

c. Delivering, if the Participant may do so without violating Section 16(b) of the Exchange Act, by surrendering sufficient vested options based on the difference between the exercise price and the Fair Market Value at the time of exercise of the Shares to equal the exercise price of the Shares to which the Option is being exercised;

d. Any other method permitted by the Committee in the Award Agreement; or

e. Any combination of the foregoing.

No Shares shall be issued until full payment therefore has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of Shares subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant.

8. Termination of Options. Unless otherwise specifically provided by the Committee in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.

a. Unless sooner terminated under the provisions of this Section and notwithstanding the provisions of Subsection (b) or (d) below of this Section 8, Options will expire not more than five (5) years from the date of grant if the Participant is a 10% Shareholder, and not more than ten (10) years from the date of grant if the Participant is not a 10% Shareholder.

b. If the Participant's Separation from Service (without Cause) occurs by reason of Retirement or Disability, the Participant may exercise all outstanding Options with respect to Shares for which it could have been exercised on the effective date of the Participant's Retirement within the period of three months immediately succeeding the Participant's Retirement, or if by reason of Disability, within twelve (12) months after termination of employment due to Disability.

c. If the Participant's Separation from Service (with or without Cause) is due to any reason other than Retirement or Disability, all rights under any Options granted to the Participant will terminate immediately upon the Participant's Separation from Service.

d. In the event the Participant's Separation from Service is due to death, the Participant's beneficiary or estate, if no beneficiary, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of his death, but only within the period of twelve (12) months from the date of the Participant's death.

9. Special Rules Applicable to Incentive Stock Options.

a. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (a) no Incentive Stock Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Board or approved by the Company's Shareholders, (b) no Incentive Stock Option will be exercisable more than ten (10) years from the date the Incentive Stock Option is granted, (c) the Exercise Price of any Incentive Stock Option will not be less than the Fair Market Value per Share on the date such Incentive Stock Option is granted, (d) any Incentive Stock Option will not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by such Participant, (e) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Fair Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (f) no Incentive Stock Option may be exercised more than three (3) months after the Participant's Separation from Service for reasons due to Retirement, or more than one (1) year after the Participant's Separation from Service due to the Disability or the death of the Participant. Notwithstanding the foregoing, no Incentive Stock Option shall be granted under the Plan to any Employee of the Company who, at the time such Incentive Stock Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent or subsidiary corporation of the Company or any parent or subsidiary corporation of any of the foregoing (such employee being hereinafter referred to as a "10% Shareholder"), except as provided below. For purposes of this Section 9, shares owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. The percentage limitations of this Section 9 shall not apply, however, if, at the time such Incentive Stock Option is granted, the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

b. Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

10. Restrictive Covenants. In its discretion, the Committee may condition the grant of any Award under the Plan upon the Participant agreeing to covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate, and after the Award has been exercised, including, without limitation, the requirement to disgorge any profit, gain or other benefit received upon exercise of the Award prior to any breach of any covenant.

11. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, reverse stock split, spin-off, stock dividend, combination or exchange of Shares or other securities of the Company, any change in the corporate structure or Shares of the Company or other similar corporate transaction or event, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares and the Exercise Price of any outstanding Options will be appropriately adjusted by the Committee to prevent the dilution or diminution of Awards. The Committee's determination with respect to any adjustments will be conclusive. Any fractional shares so determined will be rounded to the nearest whole number of shares.

12. Assignments and Transfers. Except as otherwise expressly authorized by the Committee in the Award Agreement or any amendment thereto during the lifetime of a Participant, no Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution.

13. Rights Under the Plan. No officer, Employee, Director or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Employee, Director or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

14. Delivery and Registration of Shares. The Company's obligation to deliver Shares with respect to an Award will, if the Committee requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

15. Withholding Tax. To the extent required by law in effect at the time any Options are exercised, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and, in each case, having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Fair Market Value as of the date that the taxes are required to be withheld.

16. Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code Section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company's common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award. The Plan shall be binding upon any successor to substantially all the assets of the Company. However, no Options shall be granted hereunder upon termination of the Plan.

17. Repricing. Notwithstanding any provision in the Plan to the contrary and except for adjustments made pursuant to Section 11 of the Plan (relating to the adjustment of Shares and related Awards upon certain changes in capitalization), the Exercise Price of any outstanding Option granted under the Plan may not be decreased after the date of grant nor may any outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Exercise Price.

18. Effective Date and Term of Plan. The Plan will become effective upon approval by the holders of a majority of the issued and outstanding Shares of each class of the voting Shares of the Company voting in person or by proxy at the duly held shareholder's meeting, provided that the Plan shall become effective only if approved within twelve (12) months before or after the Plan is adopted. The Plan shall terminate on the ten (10) year anniversary of the Effective Date.

19. Securities Law. No Option shall be granted, and no shares issued in connection with any Award unless the grant of the Option and the issuance and delivery of shares or cash pursuant to the Award, complies with all relevant provisions of state and federal law, including without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any market system or stock exchange upon which the shares may then be listed or traded. Participant shall not offer, sell or otherwise dispose of any Option in any manner that would: (a) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law), or to amend or supplement such filing or (b) violate or cause the Company to violate the Securities Act, or any other state or federal law.

20. Mistake of Fact. Any mistake of fact or misstatement of facts shall be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.

21. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

22. Notices. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee.

23. No Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board, and the Committee shall not have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with the receipt, exercise, or distribution of an Award. In addition, the Company, an Affiliate, the Board, the Committee, and any attorneys, accountants, advisors, or agents for any of the foregoing shall not provide any advice, counsel, or recommendation to any Participant with respect to, without limitation, any Award, any exercise of an Option, or any tax consequences relating to an Award.

24. Liability and Indemnification. No member of the Board, the Committee, or any officer or employee of the Company or any Affiliate shall be personally liable for any action, failure to act, decision, or determination made in good faith in connection with this Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the payment, and exercise thereof. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense (including, but not limited to, attorneys fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit, or proceeding before he or she undertakes to handle and defend the same on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

25. Mitigation of Excise Tax. Subject to any other agreement providing for the Company's indemnification of the tax liability described herein, if any payment or right accruing to a Participant under this Plan (without the application of this Section), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate, would constitute a "parachute payment," as defined in Section 280G of the Code and regulations thereunder, such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose.

26. Proceeds. The proceeds received by the Company from the sale of Shares pursuant to the Plan will be used for general corporate purposes.

Adopted by the Board of Directors of Bioanalytical Systems, Inc.

William E. Baitinger

Larry S. Boulet

David W. Crabb

Leslie B. Daniels

Richard M. Shepperd